As filed with the Securities and Exchange Commission on November 14, 2011             Registration Statement No. 333- ______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Old Republic International Corporation
(Exact name of Registrant as specified in its charter)

Delaware	36-2678171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

307 North Michigan Avenue
Chicago, Illinois 60601-5382
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William J. Dasso
Counsel
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 762-4279
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filed  ☒
Accelerated filer ☐
Non-accelerated filer ☐  (Do not check if a smaller reporting company)
Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock of Old Republic International Corporation (“Old Republic”)	1,000,000	8.42	8,420,000	$964.93

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer’s Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities act of 1933, based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on November  9, 2011.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.  All of the amounts shown are estimates.

SEC registration fee	$965
Printing and miscellaneous	5,000
Legal fees and expenses	2,500
Fees of accountants	3,000
Total	$11,465

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law grants a Delaware corporation broad power to indemnify its officers, directors, employees and agents, in connection with actual or threatened actions, suits or proceedings, provided that such officer, director, employee or agent acted in good faith and in a manner such officer, director, employee or agent reasonably believed to be in, or not opposed to, the corporation’s best interests, and for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty, but the statute also provides that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, any violation of Section 174 of the Delaware General Corporation Law and the receipt of improper personal benefits cannot be eliminated or limited in this manner.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that a director of Old Republic shall not be personally liable to Old Republic or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.

In general, our bylaws provide that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of DGCL, our bylaws provide that we shall indemnify each of our directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  As permitted by Section 145(b) of DGCL, our bylaws provide that we shall indemnify each of our officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of disinterested members of the board of directors (even if they constitute less than a forum), by a committee of disinterested directors, by independent legal counsel or by our stockholders.  However, as required by Section 145(c) of DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit.  As permitted by Section 145(e) of DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

ITEM 16.                      LIST OF EXHIBITS

EXHIBIT

4.1
Amended and Restated Rights Agreement naming Wells Fargo Bank, N.A. as successor Agent effective November 19, 2007 (incorporated herein by reference to Exhibit 4.1 to the Corporation’s 8-A filed November 19, 2007).

4.2
Agreement to furnish certain long-term debt instruments to the Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 4(D) to the Corporation’s Form 8 filed on August 28, 1987).

4.3
Form of Indenture dated August 15, 1992 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (incorporated herein by reference as refiled Exhibit 4.1 to the Corporation’s Form 8-K filed April 22, 2009).

4.4
Supplemental Indenture dated as of April 29, 2009 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Form 8-K filed April 29, 2009).

4.5
Fourth Supplemental Indenture dated as of March 8, 2011 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Form 8-K filed March 8, 2011).

5.1	Opinion of William J. Dasso.
23.1	Consent of KPMG LLP.
23.2	Consent of Pricewaterhouse Coopers LLP.
23.3	Consent of William J. Dasso (included in Exhibit 5.1).
24.1
Powers of Attorney for the Corporation (incorporated herein by reference to Exhibit 24 to the Corporation’s Form 10-K filed February 28, 2011 except for Mr. Hellauer whose Power of Attorney is attached).

99	Old Republic International Corporation Shareholder Purchase & Reinvestment Plan.

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:
(a)      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Old Republic pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4)  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Old Republic’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;  and

      (ii)  Each prospectus required to filed pursuant to Rule 424(b)(2), (b)(2),(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this  registration statement, regardless of the underwriting method used to sell the securities to the  purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

                         (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

           (b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant I the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Old Republic International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 14, 2011.

Old Republic International Corporation

By: /s/ Aldo C. Zucaro
Name: Aldo C. Zucaro Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 14, 2011.

Position

/s/ Aldo C. Zucaro	Chairman and Chief Executive Officer;
Aldo C. Zucaro	Director (Principal Executive Officer)

/s/ Karl W. Mueller	Senior Vice President and Chief Financial
Karl W. Mueller	Officer (Principal Accounting Officer)

/s/ Harrington Bischof*	Director
Harrington Bischof

/s/ Jimmy A. Dew*	Director
Jimmy A. Dew

/s/ John M. Dixon*	Director
John M. Dixon

/s/ James C. Hellauer*	Director
James C. Hellauer

/s/ Leo E. Knights, Jr.*	Director
Leo E. Knight, Jr.

/s/ Arnold L. Steiner*	Director
Arnold L. Steiner

/s/ Fredricka Taubitz*	Director
Fredricka Taubitz

/s/ Charles F. Titterton*	Director
Charles F. Titterton

/s/ Dennis P. Van Mieghem	Director
Dennis P. Van Mieghem

/s/ Steven R. Walker	Director
Steven R. Walker

*by /s/ A.C. Zucaro
A. C. Zucaro, Attorney-In-Fact
Pursuant to a Power of Attorney dated February 24, 2011,
except for Mr. Hellauer, whose Power of Attorney is dated
October 3, 2011